Exhibit 4.3

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 032095 AV3

ISIN: US032095AV36

No. [ ]	$[ ]

AMPHENOL CORPORATION

FLOATING RATE NOTES DUE 2027

Amphenol Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., as nominee for the Depositary, or its registered assigns, the principal sum of [ ] ($[ ]), on November 15, 2027 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest as set forth on the reverse of this Note.

As used herein, the term “Depository” shall mean The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable statute or regulation, which in each case, shall be designated by the Company pursuant to the Indenture.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date. The Company shall fix the record date and payment date. At least ten days before the record date, the Company shall mail to the Trustee and to each Holder of the Notes a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

The place where: (i) principal of and premium, if any, and interest on the Notes shall be payable, (ii) the Notes may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, shall be at the Company’s office or agency in Hartford, Connecticut (which initially shall be the corporate trust office of the Trustee at: U.S. Bank Trust Company, National Association, 185 Asylum Street, 27th Floor, Hartford, Connecticut 06103), provided that, at the Company’s option, payment of interest may be made by check mailed to the registered Holders of the Notes at their registered addresses.

Notwithstanding the foregoing, as long as this Note is represented by a Global Note, payments of principal of, premium, if any, and interest on this Note will be made by wire transfer of immediately available funds to the Depositary or its nominee as the initial holder of this Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

AMPHENOL CORPORATION

By:
Name: Craig A. Lampo
Title: Senior Vice President and Chief Financial Officer

Attest:

Name: Lance D’Amico
Title: Senior Vice President, Secretary and General Counsel

[Signature Page to the Global Note]

CERTIFICATE OF AUTHENTICATION

This Global Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

Dated:

[Signature Page to the Global Note]

(REVERSE OF NOTE)

AMPHENOL CORPORATION

FLOATING RATE NOTES DUE 2027

This Global Note designated on the face hereof as Floating Rate Notes due 2027 (the “Notes”) is a duly authorized issue of securities of the Company issued and issuable in one or more series under an indenture, dated as of March 16, 2023 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee,” which term includes any successor trustee under such indenture), to such indenture, as supplemented by an Officers’ Certificate dated as of November 10, 2025 establishing the terms of the Notes (the “Officers’ Certificate,” and together with the Base Indenture, the “Indenture”), reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the securities issued thereunder and of the terms upon which said securities are, and are to be, authenticated and delivered. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes will bear interest at a floating rate per annum, reset quarterly on each Interest Payment Date (as defined herein), equal to Compounded SOFR, plus 0.53%. In no event will the interest on the Notes be less than zero. Interest on the Notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2026, and at maturity (each such date, an “Interest Payment Date”), to Holders of record on the date that is 15 calendar days prior to each Interest Payment Date (the “Interest Record Dates”), whether or not a Business Day. Interest on the Notes will accrue from and including the most recent Interest Payment Date or, if no interest has been paid, from the settlement date of the Notes. If the February 15, May 15, August 15 or November 15 of any year is not a Business Day, then the next succeeding Business Day will be the applicable Interest Payment Date and interest on the Notes will be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Interest Payment Date will be the Business Day immediately preceding such February 15, May 15, August 15 or November 15, and interest on the Notes will be paid on such immediately preceding Business Day). If the Stated Maturity of the Notes is not a Business Day, the payment of principal of, and interest on, the Notes will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the Stated Maturity.

The “initial Interest Period” means the period from and including the settlement date of the Notes to, but excluding, the first Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Interest Payment Date to, but excluding, the immediately succeeding Interest Payment Date (such succeeding Interest Payment Date, the “Latter Interest Payment Date”); provided that the final interest period for the Notes will be the period from and including the Interest Payment Date immediately preceding the Stated Maturity of the Notes to, but excluding, the Stated Maturity. Interest on the Notes will be computed on the basis of the actual number of days elapsed in an Interest Period over a 360-day year.

The interest rate for the initial Interest Period will be Compounded SOFR determined on February 12, 2026, plus 0.53%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined herein) preceding such Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.53%.

The amount of interest accrued and payable on the Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)   the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)   if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i)   if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below;

(ii)   if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Interest Payment Date.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If the Company or its designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)   will be conclusive and binding absent manifest error;

(2)   will be made in the Company or its designee’s sole discretion; and

(3)   notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Company or its designee (which may be the Company’s affiliate) on the basis as described above, and in no event shall the Calculation Agent, Trustee or Paying Agent be responsible for making any such determination, decision or election.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)   the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)   the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)   the sum of (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)   the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)   if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)   the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)   in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)   a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on the Notes for each interest period will be determined by the Calculation Agent. Initially, U.S. Bank Trust Company, National Association will be serving as the Company’s Calculation Agent; however, the Company may change the Calculation Agent at any time without notice, and U.S. Bank Trust Company, National Association may resign as Calculation Agent at any time with prior written notice to the Company. In the event that any then-acting Calculation Agent shall be unable or unwilling to act or that the Company proposes to remove such Calculation Agent, the Company will appoint another Calculation Agent. If the Company fails to appoint a Calculation Agent, the Company will serve as Calculation Agent.

The Calculation Agent will, upon the request of any Holder of the Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company, the Holders of the Notes, the Trustee and the Paying Agent. None of the Trustee or the Paying Agent shall have any responsibility to determine whether any manifest error has occurred and, in the absence of notice from the Company, may conclusively assume that no manifest error exists and shall suffer no liability in so assuming.

None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation to (1) monitor, determine or verify the unavailability or cessation of SOFR, SOFRi or the SOFR Index, or whether or when there has occurred, or to give notice to any Holder or other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (2) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (3) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index or (4) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, Interest Determination Dates or any other relevant methodology applicable to such substitute or successor benchmark.

In connection with the foregoing, each of the Trustee, the Paying Agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.

None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture as a result of the unavailability of SOFR, SOFRi, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture and reasonably required for the performance of such duties. None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of the Company’s designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the Trustee, the Paying Agent or the Calculation Agent be under any obligation to oversee or monitor the performance of the Company or its designee.

The Notes are not subject to a mandatory or optional sinking fund requirement.

The Notes are not redeemable at the Company’s option prior to the Stated Maturity.

The Notes will be subject to a special mandatory redemption (at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the special mandatory redemption date) under certain circumstances described in the Indenture.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem all of the Notes as described above, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described in the Indenture, at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

If an Event of Default (as defined in the Indenture) with respect to the Notes of this Series occurs and is continuing, the principal of the Notes of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each Series to be affected. Without the consent of any Holder of Securities, the Indenture or the Securities may be amended to cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the Securities of such Series or to make any change that does not adversely affect the rights of any Holder of the Securities of such Series in any material respect. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Until such waiver becomes effective, a consent to it by a Holder of this Note is a continuing consent by the Holder and every subsequent Holder of this Note or portion of this Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on this Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of this Note if the Trustee receives the notice of revocation before the date of the waiver becomes effective. Any amendment or waiver once effective shall bind every Holder of each Series affected by such amendment or waiver, subject to certain exceptions provided for in the Indenture.

Every amendment to the Indenture or the Securities of one or more Series shall be set forth in a Supplemental Indenture that complies with the TIA as then in effect.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times and place and at the rate and in the currency herein prescribed.

A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Notes of such Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

The Trustee shall act as the Registrar, Paying Agent and Service Agent (as defined in the Indenture) for the Notes. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes shall be issued only in registered form without coupons. In the event of a declaration of acceleration of the maturity of the Notes pursuant to the Indenture, 100% of the principal amount of the Notes shall be payable. The Notes shall be issued in United States dollars and principal of and premium, if any, and interest on the Notes shall be paid in United States dollars. The Notes shall be unsecured debt securities of the Company. The Notes shall not be convertible to any other securities of the Company. The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Notes in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) upon written request of the Trustee, to provide to the Trustee, to the extent reasonably available to the Company, sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip Code)

and irrevocably appoint

to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to the provisions hereof, state the amount you elect to have purchased: $ ______________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).